SLM Corporation

Exhibit 99.1

Barclays Global Financial Services Conference Supplemental Presentation

sallie mae®

September 12, 2022

Forward-Looking Statements and Disclaimer

Cautionary Note Regarding Forward-Looking Statements

The following information is current as of September 12, 2022 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the "Company") announcing its financial results for the quarter ended June 30, 2022, the Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission ("SEC") on July 27, 2022, and subsequent reports filed with the SEC.

This Presentation contains "forward-looking" statements and information based on management's current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company's beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company's business, results of operations, financial condition, and/or cash flows; the Company's expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company's Board of Directors, and based on an evaluation of the Company's earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company's 2022 guidance; the Company's three-year horizon outlook; the Company's expectation and ability to execute loan sales and share repurchases; the Company's projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the SEC on Feb. 24, 2022) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company's allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company's (or any subsidiary's) exposure to third parties, including counterparties to the Company's (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company's business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company's consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

The Company reports financial results on a GAAP basis and also provides certain non-GAAP "Core Earnings" performance measures. The difference between the Company's non-GAAP "Core Earnings" and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP "Core Earnings" results. The Company provides non-GAAP "Core Earnings" because it is one of several measures management uses when making management decisions regarding the Company's performance and the allocation of corporate resources. The Company's non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies.

For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP 'Core Earnings'" in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for a further discussion.



Originations

- Year-to-date application volume through August month-end was up 13.6% over the same period in 2021. Disbursements through August month-end were $4.25 billion, up 10.6% from the same period in 2021.

Consolidations

- Consolidations have declined 23.6% in July and August compared to July and August 2021, after increasing during the first half of the year.

Continuation of our Loan Sale Strategy

- We have reached a preliminary agreement on indicative terms on the sale of $1 billion of loans. Those indicative terms are consistent with our second-quarter 2022 guidance. The company plans to use capital generated from this sale to fund future share repurchases.

Credit

- 30+ Day Private Education Loan Delinquency (as a % of loans in repayment) was 3.7% at Aug. 31, 2022. Net charge-offs of Private Education Loans through August month-end were $238 million. Both are consistent with our second-quarter 2022 guidance.

Guidance[1]

For the full-year 2022, the Company expects:

$2.50-$2.70 Diluted Non-GAAP "Core Earnings"[2] Per Common Share	**9%-11%** Private Education Loan Originations Year-Over-Year Growth
$325 million – $345 million Total Loan Portfolio Net Charge-Offs	**$555 million – $565 million** Non-Interest Expenses

Footnotes

1. This information constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements.

2. Derivative Accounting: we provide non-GAAP "Core Earnings" because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP "Core Earnings" exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company's derivatives are effective economic hedges, and, as such, they are a critical element of the Company's interest rate risk management strategy. Our non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP financial measure. However, this measure is not accessible on a forward-looking basis because the Company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.